Exhibit 10.1

Jack W. Moorman

June 2, 2005

Ramesh C, Trivedi
CEO
Integrated Surgical Systems, Inc.
1850 Research Park Drive
Davis, CA 95816

Dr. Dr. Trivedi,

I enjoyed serving as a Director of ISS, but for personal reasons, I am resigning from this position effective June 2, 2005.

Sincerely,

/s/   Jack W. Moorman
       Jack W. Moorman